EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to Form S-1 on Form S-3 Registration Statement dated June 10, 2004, of NTL Incorporated and to the incorporation by reference therein of our report dated March 3, 2004, with respect to the consolidated financial statements and schedules of NTL Incorporated, and subsidiaries, and its predecessor included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



London, United Kingdom
June 4, 2004


                                /s/ Ernst & Young LLP
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                               END OF FILING